UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 17, 2020 (September 8, 2020)

AMERICAN BATTERY METALS CORPORATION

(Exact name of Registrant as specified in its charter)

Nevada	000-55088	33-1227980
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
930 Tahoe Blvd., Suite 802-16 Incline Village, NV 89451
(Address of principal executive offices)

Tel: (775) 473-4744
(Registrant’s Telephone Number)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

[   ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 1.01. Entry into a Material Definitive Agreement

On September 8, 2020, American Battery Metals Corporation (the “Company”) entered into a director agreement (the “Director Agreement”) with Ryan Melsert in connection with his appointment to the board of directors of the Company pursuant to Item 5.02 below.

Pursuant to the Consulting Agreement, Mr. Melsert is entitled to monthly compensation in the amount of $7,500 (the “Monthly Compensation”) as well as $2,500 value in shares of common stock.

In addition, Mr. Melsert received a grant of two million restricted common shares upon execution of the Consulting Agreement. Mr. Melsert will receive an additional one million shares on each anniversary date of September 1 subject to his continuing to provide services for the Company. Mr. Melsert is also eligible to receive bonuses based on certain milestones as set forth in the Consulting Agreement included in Item 9.01 of this Current Report.

Item 3.02. Unregistered Sale of Equity Securities

The information required to be disclosed in this Item 3.02 is incorporated herein by reference to Item 1.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 8, 2020 the board of directors of the Company, pursuant to the bylaws of the Company, approved an increase the number of directors of the Company to four directors, and to appoint Mr. Ryan Melsert as a director to fill the vacancy created by the increase in the number of directors.

Mr. Melsert currently serves as Chief Technology Officer of the Company. Mr. Melsert, age 38, previously served as R&D Manager for Tesla's Gigafactory Battery Materials Processing group. He founded and led this cross-functional team of mechanical and chemical engineers who implemented first principles design to develop novel first-of-kind systems for the extraction, purification, and synthesis of precursor and active battery materials. This development scope included the fundamental conceptual design, rigorous thermodynamic and process modeling, design and fabrication of bench-scale prototypes, construction and operation of integrated pilot systems, and implementation of commercial scale systems for the processing of battery materials.

The Board of Directors has concluded that Mr. Melsert is qualified to serve as a director of the Company because of his financial expertise and extensive management experience as the Company proceeds on development of its battery recycling plant which is currently the Company’s primary project.

There have been no transactions since the beginning of the Company's last fiscal year, and there are no currently proposed transactions, in which the Company was or is to be a participant and in which Mr. Melsert (or any member of his immediate family) had or will have any interest, that are required to be reported under Item 404(a) of Regulation S-K. The appointment of Mr. Melsert was not pursuant to any arrangement or understanding between him and any person, other than a director or executive officer of the Company acting in his or her official capacity.

Item 9.01 Financial Statements and Exhibits

(a) Exhibits

Description

10.1Director Agreement between the Company and Ryan Melsert dated September 8, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN BATTERY METALS CORPORATION

Date: September 17, 2020
/s/ Douglas Cole
Douglas Cole
Chief Executive Officer